Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Business First Bancshares, Inc. of our report dated February 28, 2018, relating to the consolidated fmancial statements of Richland State Bancorp, Inc. and Subsidiary included in the Current Report on Form 8-K/A filed by Business First Bancshares, Inc. on February 7, 2019.

We also consent to the reference to us under the heading "Experts" in the prospectus included with the Form S-4.

/s/ Heard, McElroy & Vestal, LLC
Heard, McElroy & Vestal, LLC

Shreveport, Louisiana

February 28, 2020